UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A


                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              ss. 240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials



                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
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                (Name of Registrant as Specified In Its Charter)



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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

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     previously.  Identify the previous filing by registration statement number,
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

                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                               158 ROUTE 206 NORTH
                          GLADSTONE, NEW JERSEY 07934
                          ---------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON TUESDAY, APRIL 22, 2008

To Our Shareholders:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Peapack-Gladstone Financial Corporation will be held at Fiddler's Elbow Country Club, 811 Rattlesnake Bridge Road, Bedminster Township, New Jersey, on Tuesday, April 22, 2008, at 2:00 p.m. local time for the purpose of considering and voting upon the following matters:

   1. Election of eleven directors to serve until the expiration of their terms and thereafter until their successors shall have been duly elected and qualified.

   2. Such other business as may properly come before the meeting or any adjournment thereof.

         Only shareholders of record at the close of business on March 10, 2008, are entitled to receive notice of, and to vote at, the meeting.

         You are urged to read carefully the attached proxy statement relating to the meeting.

         Shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, we urge you to date and sign the enclosed proxy form and return it in the enclosed envelope as promptly as possible. You may revoke your proxy by filing a later-dated proxy or a written revocation of the proxy with the Corporate Secretary of Peapack-Gladstone prior to the meeting. If you attend the meeting, you may revoke your proxy by filing a later-dated proxy or written revocation of the proxy with the Corporate Secretary of the meeting prior to the voting of such proxy.

                       By Order of the Board of Directors

                               ANTOINETTE ROSELL,
                               CORPORATE SECRETARY

Gladstone, New Jersey
March 21, 2008

               YOUR VOTE IS IMPORTANT. PLEASE SIGN AND RETURN THE
                    ENCLOSED PROXY IN THE ENVELOPE PROVIDED.


       IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
              THE SHAREHOLDER MEETING TO BE HELD ON APRIL 22, 2008

           This Proxy Statement and our Annual Report are available at http://phx.corporate-ir.net/phoenix.zhtml?c=100168&p=irol-proxy

                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                               158 ROUTE 206 NORTH
                           GLADSTONE, NEW JERSEY 07934

                                 PROXY STATEMENT
                              DATED MARCH 21, 2008


                       GENERAL PROXY STATEMENT INFORMATION

         This proxy statement is furnished to the shareholders of Peapack-Gladstone Financial Corporation ("Peapack-Gladstone") in connection with the solicitation by the Board of Directors of Peapack-Gladstone of proxies for use at the Annual Meeting of Shareholders to be held at Fiddler's Elbow Country Club, 811 Rattlesnake Bridge Road, Bedminster Township, New Jersey on Tuesday, April 22, 2008 at 2:00 p.m. local time. This proxy statement is first being mailed to shareholders on approximately March 21, 2008.

                               VOTING INFORMATION

Outstanding Securities and Voting Rights

         The record date for determining shareholders entitled to notice of, and to vote at, the meeting is March 10, 2008. Only shareholders of record as of the record date will be entitled to notice of, and to vote at, the meeting.

         On the record date 8,289,111 shares of Peapack-Gladstone's common stock, no par value, were outstanding and eligible to be voted at the meeting. Each share of Peapack-Gladstone's common stock is entitled to one vote.

Required Vote

         The election of directors requires the affirmative vote of a plurality of Peapack-Gladstone's common stock voted at the meeting, whether voted in person or by proxy. At the meeting, inspectors of election will tabulate both ballots cast by shareholders present and voting in person, and votes cast by proxy. Under applicable New Jersey law and Peapack-Gladstone's certificate of incorporation and by-laws, abstentions and broker non-votes are counted for purpose of establishing a quorum but otherwise do not count.

         All shares represented by valid proxies received pursuant to this solicitation will be voted FOR the election of the 11 nominees for director who are named in this proxy statement, unless the shareholder specifies a different choice by means of the proxy or revokes the proxy prior to the time it is exercised. Should any other matter properly come before the meeting, the persons named as proxies will vote upon such matters according to their discretion.

Revocability of Proxy

         Any shareholder giving a proxy has the right to attend and to vote at the meeting in person. A proxy may be revoked prior to the meeting by filing a later-dated proxy or a written revocation if it is sent to the Secretary of Peapack-Gladstone, Antoinette Rosell, at 158 Route 206 North, Gladstone, New Jersey, 07934, and is received by Peapack-Gladstone in advance of the meeting. A proxy may be revoked at the meeting by filing a later-dated proxy or a written revocation with the Secretary of the meeting prior to the voting of such proxy.

Solicitation of Proxies

         This proxy solicitation is being made by the Board of Peapack-Gladstone and its agent Laurel Hill Advisory Group, LLC, and the costs of the solicitation will be borne by Peapack-Gladstone. In addition to the use of the mails, proxies may be solicited personally or by telephone, e-mail or facsimile transmission by directors, officers and employees of Peapack-Gladstone and its subsidiaries or Laurel Hill who, with the exception of Laurel Hill, will not be specially compensated for such solicitation activities. The amount Peapack-Gladstone will pay Laurel Hill for its proxy solicitation services is $6,500 plus certain out of pocket costs. Peapack-Gladstone will also make arrangements with brokers, dealers, nominees, custodians and fiduciaries to forward proxy soliciting materials to the beneficial owners of shares held of record by such persons, and Peapack-Gladstone may reimburse them for their reasonable expenses incurred in forwarding the materials.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

                              DIRECTOR INFORMATION

         Peapack-Gladstone's certificate of incorporation and by-laws authorize a minimum of 5 and a maximum of 25 directors, but leave the exact number to be fixed by resolution of Peapack-Gladstone's Board of Directors. The Board has currently fixed the number of directors at 11 and the Board is presently comprised of 11 members. Directors are elected annually by the shareholders for one-year terms. Peapack-Gladstone's Nominating Committee has recommended to the Board the 11 current directors for reelection to serve for one-year terms expiring at Peapack-Gladstone's 2008 Annual Meeting of Shareholders and until their successors shall have been duly elected and qualified. If, for any reason, any of the nominees become unavailable for election, the proxy solicited by the Board will be voted for a substitute nominee selected by the Board. The Board has no reason to believe that any of the named nominees is not available or will not serve if elected.

         Unless a shareholder indicates otherwise on the proxy, the proxy will be voted for the persons named in the table below to serve until the expiration of their terms, and thereafter until their successors have been duly elected and qualified.

         The following table sets forth the names and ages of the Board's nominees for election, the nominees' position with Peapack-Gladstone (if any), the principal occupation or employment of each nominee for the past five years and the period during which each nominee has served as a director of Peapack-Gladstone. The nominee's prior service as a director includes prior service as a director of Peapack-Gladstone Bank (the "Bank") prior to the formation of the holding company.

                       NOMINEES FOR ELECTION AS DIRECTORS

                                          Principal Occupation or Employment
Name and Position              Director        for the Past Five Years;
With Peapack-Gladstone    Age   Since        Other Company Directorships
================================================================================

Anthony J. Consi, II      62    2000   Retired; previously Senior Vice President
                                       of Finance and Operations, Weichert
                                       Realtors

Pamela Hill               70    1991   President of Ferris Corp., a real estate
                                       management company; previously Vice
                                       President of Ferris Corp.

Frank A. Kissel           57    1989   Chairman and CEO of Peapack-Gladstone
Chairman and CEO                       and the Bank


John D. Kissel            55    1987   Real Estate Broker, Turpin Real Estate,
                                       Inc.

James R. Lamb             65    1993   Principal of James R. Lamb, P.C.,
                                       Attorney at Law.

Edward A. Merton          67    1981   President of Merton Excavating and
                                       Paving Co.

F. Duffield Meyercord     61    1991   Partner of Carl Marks Advisory Group,
                                       LLC; President, Meyercord Advisors,
                                       Inc.; Director of Wayside Technology
                                       Group (formerly Programmer's Paradise,
                                       Inc.)

John R. Mulcahy           69    1981   Retired; previously President of Mulcahy
                                       Realty and Construction.

Robert M. Rogers,         49    2002   President and COO of Peapack-Gladstone
President and COO                      and the Bank

Philip W. Smith, III      52    1995   President, Phillary Management, Inc.,
                                       a real estate management company.

Craig C. Spengeman,       52    2002   President, PGB Trust and Investments, a
President, PGB Trust and               division of the Bank and Executive Vice
Investments                            President of Peapack-Gladstone

Frank A. Kissel and John D. Kissel are brothers.

                 RECOMMENDATION AND VOTE REQUIRED ON PROPOSAL 1

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE `FOR' THE NOMINATED SLATE OF DIRECTORS INCLUDED IN PROPOSAL 1. Directors will be elected by a plurality of the votes cast at the meeting.

                              CORPORATE GOVERNANCE

General

         The business and affairs of Peapack-Gladstone are managed under the direction of the Board of Directors. Members of the Board are kept informed of Peapack-Gladstone's business through discussions with the Chairman and Peapack-Gladstone's other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. All members of the Board also served as directors of Peapack-Gladstone's subsidiary bank, Peapack-Gladstone Bank, during 2007. The Board of Directors of Peapack-Gladstone held five meetings during 2007. During 2007, all directors of Peapack-Gladstone attended no fewer than 75% of the total number of meetings of Peapack-Gladstone's Board and meetings of committees on which such director served. It is Peapack-Gladstone's policy to encourage director attendance at the Annual Meeting absent a compelling reason such as illness. Last year, all but one director attended the Annual Meeting.

         Our Board of Directors believes that the purpose of corporate governance is to maximize shareholder value in a manner consistent with legal requirements. The Board has adopted corporate governance principles, which the Board and senior management believe promote this purpose. We periodically review these governance principles, the rules and listing standards of the American Stock Exchange (the "AMEX") and Securities and Exchange Commission (the "SEC") regulations.

Director Independence

         The Board has determined that a majority of the directors and all current members of the Nominating, Compensation, and Audit Committees are "independent" for purposes of Section 121 of the American Stock Exchange Company Guide, and that the members of the Audit Committee are also "independent" for purposes of Section 10A-3 of the Securities Exchange Act of 1934 and Section 803 of the American Stock Exchange Company Guide. The Board based these determinations primarily on a review of the responses of the directors and executive officers to questions regarding employment and transaction history, affiliations and family and other relationships and on discussions with the directors. The independent directors are Anthony J. Consi, II, Pamela Hill, James R. Lamb, Edward A. Merton, F. Duffield Meyercord, John R. Mulcahy, and Philip W. Smith, III.

         To assist it in making determinations of independence, the Board has concluded that the following relationships are immaterial and that a director whose only relationships with Peapack-Gladstone fall within these categories is independent:

         o A loan made by the Bank to a director, his or her immediate family member or an entity affiliated with a director or his or her immediate family member, or a loan personally guaranteed by such persons if such loan (i) complies with state and federal regulations on insider loans, where applicable; and (ii) is not classified by the Bank's credit committee or by any bank regulatory agency which supervised the Bank as substandard, doubtful or loss.

         o A deposit, trust, insurance brokerage, securities brokerage or similar customer relationship between Peapack-Gladstone or its subsidiaries and a director, his or her immediate family member or an affiliate of his or her immediate family member if such relationship is on customary and usual market terms and conditions.

         o The employment by Peapack-Gladstone or its subsidiaries of any immediate family member of the director if the employee serves below the level of a senior vice president.

         o Annual contributions by Peapack-Gladstone or its subsidiaries to any charity or non-profit corporation with which a director is affiliated if the contributions do not exceed an aggregate of $20,000 in any calendar year and the contribution is made in the name of Peapack-Gladstone.

         o Purchases of goods or services by Peapack-Gladstone or any of its subsidiaries from a business in which a director or his or her immediate family member is a partner, shareholder or officer, if the director or his or her immediate family member owns five percent or less of the equity interests of that business and does not serve as an executive officer of the business.

         o Purchases of goods or services by Peapack-Gladstone, or any of its subsidiaries, from a director or a business in which the director or his or her immediate family member is a partner, shareholder or officer if the annual aggregate purchases of goods or services from the director, his or her immediate family member or such business in the last calendar year does not exceed the greater of $60,000 or two percent of the gross revenues of the business.

         o Fixed retirement benefits paid or payable to a director either currently or on retirement.

         The following categories or types of transactions, relationships or arrangements were considered by the Board in determining that each listed director is independent in accordance with the AMEX listing standards and Peapack-Gladstone's Corporate Governance Principles.

          Independent Director                    Category or Type
          --------------------                    ----------------
             Mr. Consi                                Deposits
             Ms. Hill                             Deposits, Trust
             Mr. Lamb                          Loans, Deposits, Trust
             Mr. Merton                        Loans, Deposits, Trust
             Mr. Meyercord                     Loans, Deposits, Trust
             Mr. Mulcahy                       Loans, Deposits, Trust
             Mr. Smith                  Loans, Deposits, Trust, Employment of
                                            Immediate Family Member below
                                           level of Senior Vice President

Executive Sessions of Non-Management Directors

         Our Corporate Governance Principles require the Board to provide for at least semi-annual executive sessions to include non-management directors. At least once a year, the Board holds an executive session including only independent directors. Peapack-Gladstone's Board has chosen to rotate the presiding director for each meeting among the Chairperson of the Audit, Compensation, and Nominating Committees.

Shareholder Communication with Directors

         The Board of Directors has established the following procedures for shareholder communications with the Board of Directors:

         o Shareholders wishing to communicate with the Board of Directors should send any communication to the Board of Directors, Peapack-Gladstone Financial Corporation, c/o Secretary of
            Peapack-Gladstone, Antoinette Rosell, at 158 Route 206 North, Gladstone, New Jersey, 07934. Any such communication should state the number of shares owned by the shareholder.

         o The Corporate Secretary will forward such communication to the Board of Directors or as appropriate to the particular Committee Chairman, unless the communication is a personal or similar grievance, a shareholder proposal or related communication, an abusive or inappropriate communication, or a communication not related to the duties or responsibilities of the Board of Directors, in which case the Corporate Secretary has the authority to disregard the communication. All such communications will be kept confidential to the extent possible.

         o The Corporate Secretary will maintain a log of, and copies of, all communications, for inspection and review by any Board member, and shall regularly review all such communications with the Board or the appropriate Committee Chairman.

            The   Board   of  Directors  has  also   established  the  following
procedures for shareholder communications with the rotating chairman of the executive sessions of the non-management directors of the Board:

         o Shareholders wishing to communicate with the presiding director of executive sessions should send any communication to the presiding director of executive sessions, Peapack-Gladstone Financial Corporation, c/o Corporate Secretary of Peapack-Gladstone, Antoinette Rosell, at 158 Route 206 North, P.O. Box 178, Gladstone, New Jersey, 07934. Any such communication should state the number of shares owned by the shareholder.

         o The Corporate Secretary will forward such communication to the then presiding director, unless the communication is a personal or similar grievance, a shareholder proposal or related communication, an abusive or inappropriate communication, or a communication not related to the duties or responsibilities of the non-management directors, in which case the Corporate Secretary has the authority to disregard the communication. All such communications will be kept confidential to the extent possible.

         o The Corporate Secretary will maintain a log of, and copies of, all communications, for inspection and review by the presiding director of executive sessions, and shall regularly review all such communications with the presiding director at the next meeting.

Committees of the Board of Directors

         In 2007, the Board of Directors maintained an Audit Committee, a Nominating Committee and a Compensation Committee.

Audit Committee
---------------

         Mr. Consi serves as Chair of the Audit Committee. Other members of the Audit Committee are Messrs. Mulcahy, Smith and Ms. Hill. The Audit Committee met nine times during 2007.

         The Board of Directors has determined that at least one member of the Audit Committee meets the American Stock Exchange standard of being financially sophisticated. The Board of Directors has also determined that Mr.
Consi meets the SEC criteria of an "audit committee financial expert."

         The Audit Committee operates pursuant to a charter. The charter can be viewed at the Investor Relations link on our website www.pgbank.com. The charter gives the Audit Committee the authority and responsibility for the appointment, retention, compensation and oversight of our independent auditors, including pre-approval of all audit and non-audit services to be performed by our independent auditors. Other responsibilities of the Audit Committee pursuant to the charter include: reviewing the scope and results of the audit with our independent auditors; reviewing with management and our independent auditors Peapack-Gladstone's interim and year-end operating results including press releases; considering the appropriateness of the internal accounting and auditing procedures of Peapack-Gladstone; considering our outside auditors' independence; reviewing examination reports by bank regulatory agencies; reviewing audit reports prepared by the accounting firm which conducts the internal audit functions for Peapack-Gladstone; and reviewing the response of management to those reports. The Audit Committee reports to the full Board concerning pertinent matters coming before it.

Nominating Committee
--------------------

         Peapack-Gladstone's Nominating Committee consists of Messrs. Smith (Chair), Consi, Lamb, Merton, Meyercord, Mulcahy and Ms. Hill. The Nominating Committee met two times during 2007.

         The Nominating Committee operates under a written charter setting out the functions and responsibilities of this committee. The charter can be viewed at the Investor Relations link on our website www.pgbank.com. The Nominating Committee reviews qualifications of and recommends to the Board candidates for election as director of Peapack-Gladstone and the Bank, considers the composition of the Board, recommends committee assignments, and discusses management succession for the Chairman and the CEO positions. The Nominating Committee develops corporate governance principles which include director qualifications and standards; director responsibilities; director orientation and continuing education; limitations concerning service on other boards; director access to management and records, criteria for annual self-assessment of the Board, its committees, management and the effectiveness of their functioning. The committee is also charged with reviewing the Board's adherence to the Corporate Governance Principles and the Code of Business Conduct and Ethics. The Nominating Committee reviews recommendations from shareholders regarding corporate governance and director candidates. The procedure for submitting recommendations of director candidates is set forth below under the caption "Nomination of Directors."

Compensation Committee
----------------------

         Peapack-Gladstone's   Compensation   Committee   consists   of  Messrs.
Meyercord (Chair), Merton and Consi. During 2007, the Compensation Committee met two times.

         The Compensation Committee operates under a written charter setting out the functions and responsibilities of this committee. The charter can be viewed at the Investor Relations link on our website www.pgbank.com. The Compensation Committee determines CEO compensation, sets general compensation levels for all officers and employees and sets specific compensation for executive officers. It also administers our stock option plans and makes awards under those plans. The Board has approved its charter, which delegates to the Compensation Committee the responsibility to recommend Board compensation.

         The Compensation Committee annually reviews, considers, and approves all compensation and awards to executive officers, including the CEO, the President, Executive Vice Presidents, Senior Vice Presidents and First Vice Presidents. Included in this process is a thorough analysis and consideration of overall Bank performance, individual job performance, the overall need of the Bank to attract, retain and incent executive talent, and the total cost of the compensation programs.

Nomination of Directors

         Nominations for director may be made only by the Board of Directors or a committee of the Board or by a shareholder of record entitled to vote. The Board of Directors has established minimum criteria for members of the Board.

         These include:

         o Directors are encouraged to live and/or work in the communities served by Peapack-Gladstone's subsidiary bank.

         o Directors shall beneficially own or agree to acquire at least $25,000 (market value) of Peapack-Gladstone stock.

         o Directors shall be experienced in business, shall be financially literate and shall be respected members of their communities.

         o Directors shall be of high ethical and moral standards and have sound personal finances.

         o A Director may not serve on the board of directors of any other bank that serves the same market area as Peapack-Gladstone and may only serve on the boards of three other publicly-traded companies.

         o If there is a vacancy, the Nominating Committee shall evaluate the qualifications of persons who may be recommended to it as potential candidates based on information the Committee may deem relevant.

         The Nominating Committee has adopted a policy regarding consideration of director candidates recommended by shareholders. The Nominating Committee will consider nominations made by shareholders. In order for a shareholder to make a nomination, the shareholder must provide a notice along with the additional information and supporting materials to our Corporate Secretary not less than 120 days or more than 150 days prior to the first anniversary of the date of the preceding year's annual meeting. The shareholder wishing to propose a candidate for consideration by the Nominating Committee must have a significant stake in Peapack-Gladstone. To qualify for consideration by the Nominating Committee, the shareholder submitting the candidate must demonstrate that he or she has been the beneficial owner of at least one percent of Peapack-Gladstone's outstanding shares for a minimum of one year prior to the submission of the request. In addition, the Nominating Committee has the right to require any additional background or other information from any director candidate or the recommending shareholder, as it may deem appropriate. For our annual meeting in the year 2009, we must receive this notice on or after November 23, 2008, and on or before December 23, 2008. The following factors, at a minimum, are considered by the Nominating Committee as part of its review of all director candidates and in recommending potential director candidates to the
Board:

         o appropriate mix of educational background, professional background and business experience to make a significant contribution to the overall composition of the Board;

         o if the Committee deems it applicable, whether the candidate would be able to read and understand fundamental financial statements and considered to be financially sophisticated as described in the AMEX rules, or considered to be an audit committee financial expert as defined pursuant to the Sarbanes-Oxley Act of 2002;

         o if the Committee deems it applicable, whether the candidate would be considered independent under the AMEX rules and the Board's additional independence guidelines set forth in Peapack-Gladstone's Corporate Governance Principles;

         o  demonstrated   character   and   reputation,   both   personal   and
            professional, consistent with that required for a bank director;

         o  willingness to apply sound and independent business judgment;

         o  ability to work productively with the other members of the Board;

         o availability for the substantial duties and responsibilities of a Peapack-Gladstone director; and

         o meets the additional criteria set forth in the Peapack-Gladstone's Corporate Governance Principles.

         You can obtain a copy of the full text of our policy regarding shareholder nominations by writing to Antoinette Rosell, Secretary, Peapack-Gladstone Financial Corporation, 158 Route 206 North, P.O. Box 178, Gladstone, New Jersey 07934.

Code of Business Conduct and Ethics and Corporate Governance Principles

         Peapack-Gladstone has adopted a Code of Business Conduct and Ethics, which applies to Peapack-Gladstone's chief executive officer, principal financial officer, principal accounting officer and to all other Peapack-Gladstone directors, officers and employees. The Code of Business
Conduct and Ethics is available in the Investor Relations section of Peapack-Gladstone's website located at www.pgbank.com. The Code of Business Conduct and Ethics is also available in print to any shareholder who requests it. Peapack-Gladstone will disclose any substantive amendments to or waiver from provisions of the Code of Business Conduct and Ethics made with respect to a director or executive officer on our website and to the extent required by AMEX and SEC rules, in a Current Report on Form 8-K.

         We have also adopted Corporate Governance Principles, which are intended to provide guidelines for the governance of Peapack-Gladstone by the Board and its committees. The Corporate Governance Principles are available at the Investor Relations section of Peapack-Gladstone's website located at www.pgbank.com.

                              DIRECTOR COMPENSATION

         The following table summarizes the compensation of the non-employee directors of Peapack-Gladstone in 2007.

-------------------------------------------------------------------------------------------------------
                                              Option         Change in Pension Value and
                       Fees Earned or Paid    Awards     Nonqualified Deferred Compensation
        Name (4)           in Cash (1)          (2)               Earnings (3) (5)              Total
          (a)                  (b)                                       (c)                      (d)
-------------------------------------------------------------------------------------------------------
Anthony J. Consi, II        $ 39,100          $ 4,501                  $ 5,000                 $ 48,601
-------------------------------------------------------------------------------------------------------
Pamela Hill                   25,700            4,501                    8,000                   38,201
-------------------------------------------------------------------------------------------------------
John D. Kissel                32,200            4,501                    2,000                   38,701
-------------------------------------------------------------------------------------------------------
James R. Lamb, Esq.           21,400            4,501                    7,000                   32,901
-------------------------------------------------------------------------------------------------------
Edward A. Merton              20,000            4,501                    8,000                   32,501
-------------------------------------------------------------------------------------------------------
F. Duffield Meyercord         27,500            4,501                    5,000                   37,001
-------------------------------------------------------------------------------------------------------
John R. Mulcahy               59,200            4,501                   15,000                   78,701
-------------------------------------------------------------------------------------------------------
Philip W. Smith, III          38,500            4,501                    2,000                   45,001
-------------------------------------------------------------------------------------------------------

         (1) Peapack-Gladstone pays its directors an $8,000 annual retainer for service on the Board, and $500 for each regular Bank Board meeting they attend and $400 for each committee meeting they attend. Committee Chairs and Audit Committee members receive an additional $2,000 annual retainer. The Audit Committee Chair receives an additional $16,000 annual retainer. The Compensation Committee Chair receives an additional $10,000 annual retainer and the Compensation Committee members receive an additional $1,000 annual retainer. Frank A. Kissel, Robert M. Rogers and Craig C. Spengeman, as full-time employees, were not compensated for services rendered as directors.

         (2) Includes amortization of stock option grants in accordance with SFAS No. 123R, see Note 12 - Stock Option Plans of Peapack-Gladstone's Annual Report on Form 10-K for the year ended December 31, 2007 for additional information on SFAS No. 123R valuation methodology. The 1998 and 2002 Stock Option Plans for Outside Directors provide for the award of non-qualified stock options to each non-employee director. The 2006 Long-Term Stock Incentive Plan provides for the award of non-qualified stock options, stock appreciation rights or restricted stock to each non-employee director. The plans provide that grants are made based upon recommendations from the Compensation Committee to the Board and a vote from the full Board.

              Under each of the plans, the exercise price for the option shares may not be less than the fair market value of the common stock on the date of grant of the option. The options granted under these plans are, in general, exercisable not earlier than one year after the date of grant, at a price equal to the fair market value of the common stock on the date of grant, and expire not more than ten years after the date of grant.

              The following table represents the shares awarded, the grant date fair market value of the underlying stock and the aggregate number of options outstanding at December 31, 2007, for each of the following participants:

--------------------------------------------------------------------------------------
                           Number of      Grant Date Fair    Aggregate Number of Stock
                        Shares Awarded    Market Value of      Awards Outstanding at
         Name              1/3/2007       Options Awarded           12/31/2007
--------------------------------------------------------------------------------------
Anthony J. Consi, II         2,200            $ 61,820                 21,702
--------------------------------------------------------------------------------------
Pamela Hill                  2,200              61,820                 24,741
--------------------------------------------------------------------------------------
John D. Kissel               2,200              61,820                 22,214
--------------------------------------------------------------------------------------
James R. Lamb, Esq.          2,200              61,820                 24,781
--------------------------------------------------------------------------------------
Edward A. Merton             2,200              61,820                 24,782
--------------------------------------------------------------------------------------
F. Duffield Meyercord        2,200              61,820                 24,782
--------------------------------------------------------------------------------------
John R. Mulcahy              2,200              61,820                 16,152
--------------------------------------------------------------------------------------
Philip W. Smith, III         2,200              61,820                 16,364
--------------------------------------------------------------------------------------

         (3) Peapack-Gladstone has a retirement plan for eligible non-employee directors of Peapack-Gladstone and/or its Subsidiaries. The plan provides 5 years of annual benefits to directors with 10 or more years of service, which commence after a director has retired from the Board. The annual benefit is equal to 25 percent of the director's final compensation and increases by 5 percent for each year of service in excess of 10. The maximum benefit is limited to 50 percent of final compensation. No director was credited with more than 10 years of service when the plan became effective, regardless of how long the person had served as director as of the effective date. If a director with 10 years of service ceases to be a director as a result of death or disability, or a director with 5 years of service ceases to be a director following a change in control, the director will be credited with a total of 15 years of service for plan purposes. In the event that the director dies prior to receipt of all benefits, the payments continue to the director's beneficiary or estate.

         (4) Peapack-Gladstone has a nonqualified deferred compensation plan for non-employee directors covering retainer fees and the aggregate of all fees for service and attendance at Board and committee meetings. Participation is optional. As of January 1, 2005, the plan is frozen and no further contributions may be made. Interest is paid on the deferred fees equal to that which would have been credited if such deferred fees were invested in the Peapack-Gladstone Money Market Account, which yields 2.99 percent as of February 29, 2008. The provisions of the deferred compensation plan are designed to comply with certain rulings of the Internal Revenue Service under which the deferred amounts are not taxed until received. Under the deferred compensation plan, the directors who elect to defer their fees receive the fees either (i) in a lump sum on the first day of the calendar quarter following termination of service as director, or on the first day of a calendar quarter that is at least 5 years following the date of the original deferral election, or (ii) in substantially equal annual installments over a period of between 2 to 10 years, commencing in January of the calendar year following the calendar year during which the director ceases serving as director. In the event the director dies, within a reasonable period of time following his or her death, the amount credited to the director's deferred compensation account shall be paid in a lump sum to the director's beneficiary or estate.

         (5) The amount in this column represents the change in pension value. There were no above-market, nonqualified deferred compensation earnings.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

Certain Beneficial Owners

         The following table sets forth as of February 29, 2008 certain information as to beneficial ownership of each person known to Peapack-Gladstone to own beneficially more than 5 percent of the outstanding common stock of Peapack-Gladstone. The beneficial owner in the table below has sole voting and investment power as to all his shares.

                                         Number of Shares
         Name of Beneficial Owner       Beneficially Owned     Percent of Class
         =======================================================================
         James M. Weichert                   801,435                9.66%

Stock Ownership of Directors and Executive Officers

         The following table sets forth as of February 29, 2008 the number of shares of Peapack-Gladstone's common stock beneficially owned by each of the directors/nominees, the executive officers of Peapack-Gladstone for whom individual information is required to be set forth in this proxy statement (the "named executive officers") pursuant to the regulations of the SEC, and by all directors and executive officers as a group.

--------------------------------------------------------------------------------------
                                            Number of Shares
Name of Beneficial Owner                 Beneficially Owned (1)   Percent of Class (2)
--------------------------------------------------------------------------------------
Arthur F. Birmingham                     46,639         (3)               *
--------------------------------------------------------------------------------------
Garrett P. Bromley                       41,597         (4)               *
--------------------------------------------------------------------------------------
Anthony J. Consi, II                     73,943         (5)               *
--------------------------------------------------------------------------------------
Pamela Hill                              116,883        (6)             1.41%
--------------------------------------------------------------------------------------
Frank A. Kissel                          145,017        (7)             1.73%
--------------------------------------------------------------------------------------
John D. Kissel                           61,598         (8)               *
--------------------------------------------------------------------------------------
James R. Lamb                            43,688         (9)               *
--------------------------------------------------------------------------------------
Edward A. Merton                         48,246         (10)              *
--------------------------------------------------------------------------------------
F. Duffield Meyercord                    44,113         (11)              *
--------------------------------------------------------------------------------------
John R. Mulcahy                          34,749         (12)              *
--------------------------------------------------------------------------------------
Robert M. Rogers                         52,215         (13)              *
--------------------------------------------------------------------------------------
Philip W. Smith, III                     47,608         (14)              *
--------------------------------------------------------------------------------------
Craig C. Spengeman                       56,695         (15)              *
--------------------------------------------------------------------------------------
All directors and executive officers     812,991                        9.40%
as a group (13 persons)
--------------------------------------------------------------------------------------

NOTES:

         *        Less than one percent

         (1) Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. It also includes shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person and (iii) by other persons if the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record or beneficially by the named person.

         (2) The number of shares of common stock used in calculating the percentage of the class owned includes shares of common stock outstanding as of February 29, 2008, and 362,831 shares purchasable pursuant to options exercisable within 60 days of February 29, 2008.

         (3) This total includes 936 shares owned by Mr. Birmingham's wife, 3,421 shares allocated to Mr. Birmingham under Peapack-Gladstone's Profit Sharing Plan and 29,812 shares purchasable pursuant to options exercisable within 60 days of February 29, 2008.

         (4) This total includes 1,413 shares allocated to Mr. Bromley under Peapack-Gladstone's Profit Sharing Plan and 29,812 shares purchasable pursuant to options exercisable within 60 days of February 29, 2008.

         (5) This total includes 19,942 shares purchasable pursuant to options exercisable within 60 days of February 29, 2008.

         (6) This total includes 22,981 shares purchasable pursuant to options exercisable within 60 days of February 29, 2008 and 24,945 shares held in a trust for which Ms. Hill is a beneficiary.

         (7) This total includes 3,348 shares owned by Mr. Frank A. Kissel's wife, 9,051 shares allocated to Mr. Kissel under Peapack-Gladstone's Profit Sharing Plan and 63,170 shares purchasable pursuant to options exercisable within 60 days of February 29, 2008.

         (8) This total includes 1,609 shares owned by Mr. John D. Kissel's wife, 5,547 shares owned by Mr. Kissel's children and 20,454 shares purchasable pursuant to options exercisable within 60 days of February 29, 2008.

         (9) This total includes 3,057 shares owned by Mr. Lamb's wife and 23,021 shares purchasable pursuant to options exercisable within 60 days of February 29, 2008.

         (10) This total includes 23,022 shares purchasable pursuant to options exercisable within 60 days of February 29, 2008.

         (11) This total includes 23,022 shares purchasable pursuant to options exercisable within 60 days of February 29, 2008 and of this total, 19,705 shares were pledged as security to a loan with Peapack-Gladstone Bank.

         (12) This total includes 2,108 shares owned by Mr. Mulcahy's wife and 11,440 shares purchasable pursuant to options exercisable within 60 days of February 29, 2008.

         (13) This total includes 5,268 shares allocated to Mr. Rogers under Peapack-Gladstone's Profit Sharing Plan and 35,323 shares purchasable pursuant to options exercisable within 60 days of February 29, 2008.

         (14) This total includes 6,903 shares owned by Mr. Smith's wife, 1,351 shares owned by Mr. Smith's children and 12,712 shares purchasable pursuant to options exercisable within 60 days of February 29, 2008 and of this total, 15,052 shares were pledged as security to a loan with Peapack-Gladstone Bank.

         (15) This total includes 868 shares owned by Mr. Spengeman's wife, 6,178 shares allocated to Mr. Spengeman under Peapack-Gladstone's Profit Sharing Plan and 36,720 shares purchasable pursuant to options exercisable within 60 days of February 29, 2008.

                      COMPENSATION DISCUSSION AND ANALYSIS

         The  fundamental  objective  of  Peapack-Gladstone's   named  executive
officer compensation program is to fairly compensate our named executive officers in a way that best advances the interests of the shareholders. Peapack-Gladstone feels that shareholder interests are best advanced through the retention of superior executive talent and the alignment of shareholder and executive interests.

         Peapack-Gladstone compensates our named executive officers with a mix of base salary, bonus and equity compensation designed to be competitive with comparable employers and to align management's incentives with the interests of our shareholders.

         The base salary we pay our named executives is determined by a combination of factors, including but not limited to an analysis of market comparables, skill set, level of responsibility, individual performance and Peapack-Gladstone's overall performance.

         We design the incentive compensation (bonus and equity compensation) to align the interests of our named executive officers with the short and long-term interests of shareholders. We align named executive officer and shareholder short-term interests by linking bonus awards to individual performance and Peapack-Gladstone's overall performance over the prior year. We align named executive officer and shareholder long-term interests by awarding equity compensation to our named executive officers. Both bonus and equity compensation are awarded on a discretionary basis.

         Peapack-Gladstone feels that our salary, bonus and equity compensation is both fair and reflective of market conditions within our business and geography.

The Decision Process

         The Compensation Committee of the Board of Directors is responsible for establishing and overseeing policies governing annual and long-term compensation programs for the named executive officers, and for making recommendations to the Board of Directors on actual named executive officer compensation levels. The Chief Executive Officer provides advice to the Compensation Committee relative the compensation of the four other named executive officers. The Compensation Committee makes all of its determinations based on discretion.

         After the Compensation Committee makes its recommendations to the Board of Directors, the Board of Directors (without the presence of the named executive officers) makes the final determination of compensation paid to Peapack-Gladstone's named executive officers.

Elements of Compensation

         Peapack-Gladstone's direct compensation consists of base salary, an annual cash award (our bonus), and equity compensation. Our base salaries are linked to individual performance, level of responsibility, the competitive market and Peapack-Gladstone's overall performance.

         We design our base salaries in significant part to attract and retain talented executives who can help drive long-term shareholder value. Because the markets in which we operate present current and potential executives with many high-paying alternatives, we believe we must keep our base salaries competitive, or risk losing executive talent.

         Our cash bonuses are linked to individual performance, level of responsibility, and Peapack-Gladstone's overall performance. The assessment of these factors is subjective and is made by the Compensation Committee. On the basis of this assessment, the Compensation Committee uses its discretion to determine the amount of the cash bonus. We feel that linking cash bonuses to individual performance and Peapack-Gladstone's overall performance places a portion of individual compensation at risk--thereby motivating individual performance while at the same time correlating Peapack-Gladstone's overall compensation to Peapack-Gladstone's overall performance.

         Our equity compensation is linked to the degree to which the executive is in a position to influence Peapack-Gladstone's long-term performance. We feel the rationale behind equity compensation is straightforward: by allowing our executives to participate in the long-term appreciation of our shares, these executives will work and make decisions to maximize Peapack-Gladstone's long-term performance. The Compensation Committee in its discretion determines the amount, type and timing of our equity compensation. In the past our equity compensation has consisted of stock options. In 2006 the Committee decided to make smaller stock option grants every year, as opposed to the prior practice of making larger stock option grants once every two or three years.

Compensation Review

         We commissioned a compensation review by Pearl Meyer & Partners in 2005 (hereinafter referred to as the Pearl Meyer review). The Pearl Meyer review established a market composite based upon the average of two surveys: the proxy peer group and the 2004/2005 Watson Wyatt Financial Institutions Benchmark Survey for institutions with assets of $500 million to $1.9 billion. The proxy peer group included data from the following 20 publicly traded institutions:
Bryn Mawr Bank Corporation, Center Bancorp, Inc., Chemung Financial Corporation, Columbia Bancorp, First Chester County Corporation, First United Corporation, Greater Community Bancorp, Hudson Valley Holding Corp., Interchange Financial Services Corporation, Intervest Bancshares Corporation, Lakeland Bancorp, Incorporated, OceanFirst Fiancial Corp., PennFed Financial Services, Inc., Royal Bancshares of Pennsylvania, Inc., Sandy Spring Bancorp, Inc., Shore Bancshares, Inc., Sterling Financial Corporation, Tompkins Trustco., Inc. Univest Corporation of Pennsylvania and Washington Trust Bancorp, Inc.

         For 2005 base salaries, the Pearl Meyer review found that the 50th percentile of the competitive composite was $355,000 for Mr. Frank A. Kissel, $232,000 for Mr. Robert M. Rogers, $218,000 for Mr. Craig C. Spengeman, $176,000 for Mr. Arthur F. Birmingham and $160,000 for Mr. Garrett P. Bromley. When subject to cost-of-living adjustments in 2006 (3.3%) and 2007 (2.3%), these benchmark salaries increase to $375,000 for Mr. Kissel, $245,000 for Mr. Rogers, $230,000 for Mr. Spengeman, $186,000 for Mr. Birmingham and $169,000 for Mr. Bromley. As to bonuses, the Pearl Meyer review found that the 50th percentile of the market composite translated to a bonus equal to 41% of Mr. Kissel's base salary, 40% of Mr. Roger's base salary, 28% of Mr. Spengeman's base salary, 27% of Mr. Birmingham's base salary and 30% of Mr. Bromley's base salary. The Pearl Meyer review also included data on change in control agreement terms found within the proxy peer group, and specifically found that typical change in control arrangements within our competitive market included termination benefits equal to three times salary and bonus for the Chief Executive Officer and two times salary and bonus for other named executive officers. The Pearl Meyer review did not include data on the economic value of stock options issued or the terms of benefit plans or employment contracts provided within the competitive market.

2007 Compensation--Facts and Analysis

         In establishing compensation for named executive officers, the Compensation Committee considers many factors including but not limited to Peapack-Gladstone's overall performance, the individual's performance, the Pearl Meyer review and annual pay raise survey data.

         Mr. Kissel's base salary for 2007 of $321,903 was $53,246 below the 50th percentile of the competitive composite, including cost-of-living adjustments, and was set by the Compensation Committee, in its discretion, based on the Pearl Meyer review, including cost-of-living adjustments, his performance in executing his responsibilities in 2006 and his anticipated performance in 2007 and future years. The Committee also considered Mr. Kissel's ability to develop and motivate employees to meet Peapack-Gladstone's short and long-term objectives, as well as Peapack-Gladstone's overall performance. Finally, the Committee considered annual pay raise survey data from the Conference Board, Mercer Consulting, America's Community Bankers, SHRM, WorldatWork, Hewitt Associates, LR Webber Associates, BLR Northeast and the Kiplinger Washington Letter (hereinafter referred to as the annual pay raise survey), which found an average planned increase in executive salaries, from 2006 to 2007, of 3.8%. Mr. Kissel's 2007 salary of $321,903 represented a 3.5% increase over his 2006 salary of $311,017.

         The Compensation Committee, in its discretion, also awarded Mr. Kissel a bonus in 2007 equal to 15% of his base salary, based on his individual performance and Peapack-Gladstone's overall performance in 2007. This compares to a median market composite bonus equal to 41% of base salary. Mr. Kissel's bonus level was significantly lower than his bonus level in 2005, which equaled 30% of his base salary, but somewhat higher than his bonus level in 2006, which equaled 12% of his base salary. The Committee feels that the bonus level should take into account not only the individual performance of Mr. Kissel, who the Committee felt performed very well, but also the actual performance of Peapack-Gladstone; in 2005 Mr. Kissel's bonus was relatively higher to reflect Peapack-Gladstone's strong performance that year, in 2006 Mr. Kissel's bonus was significantly lower to reflect the challenges which Peapack-Gladstone faced in 2006, and in 2007 Mr. Kissel's bonus was somewhat higher than 2006 to reflect Peapack-Gladstone's improved performance.

         To further align Mr. Kissel's and the shareholders' long-term interests, the Committee awarded Mr. Kissel 5,000 stock options in 2007, valued at $51,150 using the Black Scholes option-pricing model and representing 16% of Mr. Kissel's base salary. The Committee determined the size of the award, in its discretion, through consideration of the ability of Mr. Kissel to positively influence the long-term performance of Peapack-Gladstone and Peapack-Gladstone's actual performance. The Pearl Meyer review did not include data on the economic value of stock options issued within the competitive market.

         Mr. Roger's 2007 base salary of $204,847 was $40,321 below the 50th percentile of the competitive composite, including cost-of-living adjustments. Mr. Roger's 2007 salary represented a 3.5% increase over his 2006 salary of $197,920. Mr. Spengeman's 2007 base salary of $234,112 was $3,739 above the 50th percentile of the competitive composite, including cost-of-living adjustments. Mr. Spengeman's 2007 salary represented a 3.5% increase over his 2006 salary of $226,195. Mr. Birmingham's 2007 base salary of $175,583 was $10,407 below the 50th percentile of the competitive composite, including cost-of-living adjustments. Mr. Birmingham's 2007 salary represented a 3.5% increase over his 2006 salary of $169,646. Mr. Bromley's 2007 base salary of $161,000 was $8,081 below the 50th percentile of the competitive composite, including cost-of-living adjustments. Mr. Bromley's 2007 salary represented an 8.6% increase over his 2006 salary of $148,234. The Committee awarded Mr. Bromley an 8.6% increase, as compared to 3.5% increases for the other four named executive officers, to reflect competitive market pressures. Each of the increases compared to a 3.8% average planned increase found by the annual pay raise survey.

         The Compensation Committee, in its discretion, awarded each of Mr. Rogers, Mr. Spengeman, Mr. Birmingham and Mr. Bromley a bonus in 2007 equal to 15% of base salary, based on individual performance and Peapack-Gladstone's overall performance in 2007. This compares to median market composite bonuses of 40%, 28%, 27%, and 30% of base salaries for Mr. Rogers, Mr. Spengeman, Mr. Birmingham and Mr. Bromley, respectively. The 15% bonus level was significantly lower than the bonus level awarded to these individuals in 2005, which in each case equaled 30% of base salary, but somewhat higher than the bonus level in 2006, which in each case equaled 12% of his base salary. The Committee feels that bonus levels should take into account not only the performance of each of these individuals, who the Committee felt performed very well, but also the overall performance of Peapack-Gladstone; in 2005 the bonus awarded these individuals was relatively higher to reflect Peapack-Gladstone's strong performance that year, in 2006 the bonus awarded these individuals was significantly lower to reflect the challenges which Peapack-Gladstone faced in 2006, and in 2007 the bonus awarded these individuals was somewhat higher than 2006 to reflect Peapack-Gladstone's improved performance.

         To further align their and the shareholders' long-term interests, the Committee awarded 4,000 stock options to each of Mr. Rogers and Mr. Spengeman and 3,500 stock options to each of Mr. Birmingham and Mr. Bromley. Based upon the Black Scholes option-pricing model these stock options were valued at $40,920 for each of Mr. Rogers and Mr. Spengeman and $35,805 for each of Mr. Birmingham and Mr. Bromley and represented 20%, 17%, 20% and 22%, respectively, of Mr. Rogers', Mr. Spengeman's, Mr. Birmingham's and Mr. Bromley's 2007 base salary. The Committee determined the size of the awards, in its discretion, through consideration of the ability of each individual to positively influence the long-term performance of Peapack-Gladstone and Peapack-Gladstone's actual performance. The Pearl Meyer review did not include data on the economic value of stock options issued within the competitive market.

Peapack-Gladstone Benefit Plans--Facts and Analysis

         Peapack-Gladstone provides bank-sponsored insurance and retirement benefit plans to our named executive officers. The benefit packages are designed to assist named executive officers in providing for their own financial security in a way that recognizes individual needs and preferences.

         The basic insurance package includes health, dental, vision, disability and basic group life insurance. The Committee believes that these basic benefits are currently sought after by able employees, and that to attract and retain able employees Peapack-Gladstone must offer these benefits to its employees, including its named executive officers.

         In addition to providing a term life insurance benefit to each of the named executive officers, Peapack-Gladstone has also purchased bank owned life insurance and entered into a split-dollar plan with the named executive officers and certain other employees to provide current and post-employment life insurance in an amount which ranges from a minimum benefit of $25,000 to 2.5 times the executive's annual base salary. A life insurance benefit of 2.5 times a participant's annual base salary vests if prior to the termination of employment there is a change in control or the participant becomes disabled. A benefit of 2.5 times the participant's salary is paid if the participant dies while employed by Peapack-Gladstone. The participant also is entitled to a vested post-employment life insurance benefit based on years of service and the participant's age as of the date of termination of employment. This vested benefit ranges from a minimum of 1.0 times base annual salary at age 50 to a maximum of 2.5 times annual base salary at age 60, in each case after completion of 15 years of service. There is a minimum benefit of $25,000 if the participant does not reach the vesting levels. Bank owned life insurance assists
Peapack-Gladstone in offsetting the rising costs of employee benefits by providing Peapack-Gladstone with current income prior to the death of an insured, and a lump-sum payment upon the death of an insured. Peapack-Gladstone owns the cash surrender value of the policies and records the increases in the cash surrender value as income. Further, and more importantly, upon the death of an insured Peapack-Gladstone will receive cash equal to the cash surrender value of the policy and excess life insurance over the amount paid to the insured's beneficiary. The Committee feels that bank owned life insurance is primarily a good investment for Peapack-Gladstone, and secondarily a supplementary life insurance benefit for many of our officers, including our named executive officers.

         Peapack-Gladstone provides retirement benefits to named executive officers through a combination of plans that qualify under the Internal Revenue Code. Peapack-Gladstone maintains a traditional defined benefit pension plan designed to provide financial security to substantially all salaried employees in retirement. Named executive officers who are age 21 or older and have completed one year of service and worked at least 1,000 hours are eligible for the defined benefit plan. Participants are eligible for monthly benefit payments upon reaching age 65. The plan permits early retirement at age 50 with 15 years of service. If a participant terminates employment before he is eligible for normal or early retirement, he will be entitled to 100% of the accrued benefit, provided he has completed five or more years of service. Employees with less than five years of service receive no benefit. Monthly retirement benefits are equal to the sum of the following: (a) a participant's accrued pension benefit as of January 1, 1989; (b) 2.2% of the participant's average compensation, multiplied by his benefit years, on or after January 1, 1989, but not to exceed 25 benefit years; and (c) 0.75% (0.6875% effective January 1, 1994) of a participant's average excess compensation, multiplied by his benefit years on or after January 1, 1989, but not to exceed 25 benefit years. The plan also provides death and disability benefits to or on behalf of eligible participants. It is the policy of Peapack-Gladstone to fund not less than the minimum-funding amount required by the Employee Retirement Income Security Act. The Committee feels that the defined benefit pension plan gives Peapack-Gladstone an advantage in attracting and retaining able employees within our competitive employment market.

         Peapack-Gladstone has established a qualified defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended, covering substantially all salaried employees over the age of twenty-one with at least twelve months of service and whose participation is not prohibited by the 401(k) plan. Under the savings portion of the 401(k) plan, employees may contribute up to 15 percent of their pay (up to a maximum of $15,000 in 2006) to their elective account via payroll withholding. Annually, Peapack-Gladstone adds a matching contribution equal to fifty percent of the employee contribution, up to a maximum of $250 per year. In addition, the Committee may recommend a discretionary contribution to the profit sharing portion of the 401(k) plan. The profit sharing portion is based on base salary with a cap ($220,000 in 2006) and is non-contributory. Contributions to the profit sharing portion are invested in Peapack-Gladstone's common stock. The Committee believes that able employees demand 401(k) plans, and that to attract and retain able employees Peapack-Gladstone must offer these benefits to its employees, including its named executive officers.

Change in Control Agreements--Facts and Analysis

         We have entered into change in control agreements that give the named executive officers certain benefits in the event of a change in control. Each of these agreements require Peapack-Gladstone or its successor to pay certain termination benefits if (a) there is a change in control and (b) a named executive officer either resigns for good reason or is terminated without cause. Under these circumstances Peapack-Gladstone or its successor would be required to pay aggregate amounts equal to three times the highest annual salary and bonuses paid during any calendar year during the three years prior to the change in control plus continue certain health and other benefits. This compares to three times salary and bonus for the Chief Executive Officer and two times salary and bonus for other named executive officers typically found within the proxy peer group as reported by the Pearl Meyer review. In the event that the severance payments and benefits under the agreements, together with any other parachute payments, would constitute an excess parachute payment under Section 280G of the Internal Revenue Code, the payments would be increased in an amount sufficient to pay the excise taxes and other income and payroll taxes necessary to allow the named executive officers to retain the same net amount, after such taxes, as each was otherwise entitled to receive. The Pearl Meyer review found that 57% of other firms within the proxy peer group that offer change in control agreements likewise gross up change in control payments to cover taxes. The Committee feels these agreements are necessary to encourage our named executive officers to approach an advantageous merger or acquisition transaction without regard to immediate loss of salary and benefits. The Committee also feels that, given the high degree of consolidation within the banking business, these agreements are necessary to attract and retain talented named executive officers.

Employment Contracts--Facts and Analysis

         We are a party to employment agreements that give the named executive officers certain benefits. These agreements, each with a term of two years, provide among other things for (i) participation during the employment term in all compensation and employee benefits plans for which any salaried employees of Peapack-Gladstone are eligible, (ii) an annual base salary and (iii) discretionary bonus payments with respect to each calendar year. Under these agreements, if a named executive officer's employment is terminated without cause, Peapack-Gladstone shall pay the executive's base salary for a period equal to two years from the effective date of such termination. In the event that Peapack-Gladstone terminates a named executive officer's employment for cause or pursuant to retirement, permanent disability or death, Peapack-Gladstone shall pay the named executive officer any earned but unpaid base salary as of the date of termination of employment. The employment agreements also include certain non-compete and non-solicitation provisions. The Committee feels Peapack-Gladstone would be unable to attract and retain talented senior executives without employment agreements, which are customary in the competitive market.

                      REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee of the Company has reviewed and discussed with management the Compensation Discussion and Analysis and based on such review and discussions the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in Peapack-Gladstone's annual report on Form 10-K and the Proxy Statement.

                                                The Compensation Committee
                                                of the Board of Directors


                                                F. Duffield Meyercord, Chairman
                                                Edward A. Merton
                                                Anthony J. Consi, II

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The   following   table  sets  forth   compensation   information   for
Peapack-Gladstone's named executive officers.

---------------------------------------------------------------------------------------------------------------------
                                                                   Change in Pension
                                                                      Value and
                                                                 Nonqualified Deferred
                                                                     Compensation          All Other
  Name and Principal             Salary     Bonus      Option         Earnings (2)      Compensation ($)     Total
       Position          Year      ($)       ($)     Awards (1)           ($)                                 ($)
         (a)              (b)      (c)       (d)                          (e)                  (f)            (g)
---------------------------------------------------------------------------------------------------------------------
Frank A.                 2007    321,903   48,584      10,230            81,595               8,929         471,241
Kissel                   2006    311,017   37,322          --            70,276               8,146         426,761
Chairman of the Board
and CEO of
Peapack-Gladstone and
the Bank
---------------------------------------------------------------------------------------------------------------------
Arthur F.                2007    175,583   26,337       7,161            61,077               4,808         274,966
Birmingham               2006    169,646   20,358          --            59,961               4,559         254,524
Executive Vice
President and CFO of
Peapack-Gladstone and
the Bank
---------------------------------------------------------------------------------------------------------------------
Craig C.                 2007    234,112   35,116       8,184            61,697               7,311         346,420
Spengeman                2006    226,195   27,143          --            51,519              10,018         314,875
President of PGB
Trust and Investments
and Executive Vice
President of
Peapack-Gladstone
---------------------------------------------------------------------------------------------------------------------
Robert M.                2007    204,847   30,727       8,184            43,338               9,168         296,264
Rogers                   2006    197,920   23,750          --            48,227               9,343         279,240
President and COO of
Peapack-Gladstone and
the Bank
---------------------------------------------------------------------------------------------------------------------
Garrett P.               2007    161,000   24,150       7,161            87,372              10,093         289,776
Bromley                  2006    148,234   17,788          --            73,603               9,942         249,567
Executive Vice
President
---------------------------------------------------------------------------------------------------------------------

         (1) Includes amortization of stock option grants in accordance with SFAS No. 123R, see Note 12 - Stock Option Plans of Peapack-Gladstone's Annual Report on Form 10-K for the year ended December 31, 2007 for additional information on SFAS No. 123R valuation methodology. The 1998 and 2002 Stock Option Plans provide for the award of incentive stock options to each named executive officer. The 2006 Long-Term Stock Incentive Plan provides for the award of non-qualified stock options, stock appreciation rights or restricted stock to each named executive officer. The plans provide that grants are made based upon recommendations from the Compensation Committee to the Board and a vote from the full Board.

              Under each of the plans, the exercise price for the option shares may not be less than the fair market value of the common stock on the date of grant of the option. The options granted under these plans are, in general, exercisable not earlier than one year after the date of grant, at a price equal to the fair market value of the common stock on the date of grant, and expire not more than ten years after the date of grant.

         (2) The amount in this column represents the change in pension value. There were no nonqualified deferred compensation earnings.

2007 Grants of Plan-Based Awards

         The following table represents each stock option grant awarded to a named executive officer in 2007 and their total value calculated in accordance with FAS No. 123R. Additional details regarding these stock option grants may be found in the Compensation Discussion and Analysis of this proxy.

----------------------------------------------------------------------------------------------
                                           All Other
                                         Option Awards:                          Grant Date
                                           Number of       Exercise or Base     Fair Value of
                                           Securities       Price of Option       Stock and
                         Grant Date    Underlying Options       Awards          Option Awards
----------------------------------------------------------------------------------------------
       Name                 (1)              (#)              ($/Share)             ($)
----------------------------------------------------------------------------------------------
Frank A. Kissel           1/3/2007           5,000               28.10             51,150
----------------------------------------------------------------------------------------------
Arthur F. Birmingham      1/3/2007           3,500               28.10             35,805
----------------------------------------------------------------------------------------------
Craig C. Spengeman        1/3/2007           4,000               28.10             40,920
----------------------------------------------------------------------------------------------
Robert M. Rogers          1/3/2007           4,000               28.10             40,920
----------------------------------------------------------------------------------------------
Garrett P. Bromley        1/3/2007           3,500               28.10             35,805
----------------------------------------------------------------------------------------------

         (1) The per share grant date fair market value under SFAS No. 123R on the stock option grant for the named executives was $10.23.

Outstanding Equity Awards at Fiscal Year-End

         The following table represents stock options outstanding for each named executive officer as of December 31, 2007.

----------------------------------------------------------------------------------------------------------------------
                                                            Option Awards
----------------------------------------------------------------------------------------------------------------------

                    Number of Securities Underlying  Number of Securities Underlying Option Exercise
                    Unexercised Options Exercisable      Unexercised Options              Price           Option
      Name                    (#) (1)                     Unexercisable (#)                ($)        Expiration Date
       (a)                      (b)                              (c)                       (d)              (e)
----------------------------------------------------------------------------------------------------------------------
Frank A. Kissel              29,347 (2)                            --                     18.28          2/19/2009
                              5,324 (2)                            --                     16.86          1/11/2011
                             27,499 (3)                            --                     28.89           1/9/2014
                              5,000 (4)                         5,000                     28.10           1/3/2017
----------------------------------------------------------------------------------------------------------------------
Arthur F. Birmingham          5,870 (2)                            --                     18.66           2/5/2009
                              3,993 (2)                            --                     16.86          1/11/2011
                             19,249 (3)                            --                     28.89           1/9/2014
                              3,500 (4)                         3,500                     28.10           1/3/2017
----------------------------------------------------------------------------------------------------------------------
Craig C. Spengeman            5,870 (2)                            --                     18.66           2/5/2009
                              1,398 (2)                            --                     13.68          9/14/2010
                              3,992 (2)                            --                     16.86          1/11/2011
                              2,661 (2)                            --                     13.62          5/10/2011
                             21,999 (3)                            --                     28.89           1/9/2014
                              4,000 (4)                         4,000                     28.10           1/3/2017
----------------------------------------------------------------------------------------------------------------------
Robert M. Rogers              5,870 (2)                            --                     18.66           2/5/2009
                              3,993 (2)                            --                     16.86          1/11/2011
                              2,661 (2)                            --                     13.62          5/10/2011
                             21,999 (3)                            --                     28.89           1/9/2014
                              4,000 (4)                         4,000                     28.10           1/3/2017
----------------------------------------------------------------------------------------------------------------------
Garrett P. Bromley            5,870 (2)                            --                     18.66           2/5/2009
                              3,993 (2)                            --                     16.86          1/11/2011
                             19,249 (3)                            --                     28.89           1/9/2014
                              3,500 (4)                         3,500                     28.10           1/3/2017
----------------------------------------------------------------------------------------------------------------------

      (1) In the event of a Change in Control, all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable. All options expire not more than ten years after the date of grant.

      (2) Stock options were originally to vest at a rate of 20% per year for five years; however, on December 11, 2003, the Board of Directors accelerated the vesting of the remaining unvested options. All options granted were exercisable at that time, at a price equal to the fair market value of the common stock on the date of grant.

      (3)   Stock  options  were   immediately   vested  and  all  options  were
            exercisable at that time, at a price equal to the fair market value of the common stock on the date of the grant.

      (4) Stock options granted on January 3, 2007, vest at a rate of 20% per year for five years and are exercisable not earlier than one year after the date of the grant, at a price equal to the fair market value of the common stock on the date of the grant.

Option Exercises and Stock Vested

         The following table shows the stock options exercised in 2007 and the value realized upon exercise.

-----------------------------------------------------------------------------
                                                 Option Awards
-----------------------------------------------------------------------------
                                  Number of Shares             Value Realized
        Name                  Acquired on Exercise (#)        on Exercise ($)
         (a)                            (b)                         (c)
-----------------------------------------------------------------------------
Frank A. Kissel                        12,491                     192,986
-----------------------------------------------------------------------------
Arthur F. Birmingham                    7,396                     122,357
-----------------------------------------------------------------------------
Craig C. Spengeman                      4,744                      83,494
-----------------------------------------------------------------------------
Robert M. Rogers                        9,244                     143,744
-----------------------------------------------------------------------------
Garrett P. Bromley                      8,237                     131,874
-----------------------------------------------------------------------------

Pension Benefits

         The following table shows the pension plan in which each named executive officer participates, the number of years of credited service and the present value of the accumulated benefits.

--------------------------------------------------------------------------------------------------
                                                      Number of Years         Present Value of
         Name                   Plan Name           Credited Service (#)   Accumulated Benefit ($)
         (a)                       (b)                      (c)                     (d)
--------------------------------------------------------------------------------------------------
Frank A. Kissel        Peapack-Gladstone Bank
                       Employees' Retirement Plan            18                   700,234
--------------------------------------------------------------------------------------------------
Arthur F. Birmingham   Peapack-Gladstone Bank
                       Employees' Retirement Plan            11                   418,692
--------------------------------------------------------------------------------------------------
Craig C. Spengeman     Peapack-Gladstone Bank
                       Employees' Retirement Plan            22                   486,897
--------------------------------------------------------------------------------------------------
Robert M. Rogers       Peapack-Gladstone Bank
                       Employees' Retirement Plan            20                   369,574
--------------------------------------------------------------------------------------------------
Garrett P. Bromley     Peapack-Gladstone Bank
                       Employees' Retirement Plan            10                   498,789
--------------------------------------------------------------------------------------------------

         Peapack-Gladstone maintains a traditional defined benefit pension plan designed to provide financial security to substantially all salaried employees in retirement. Named executive officers who are age 21 or older and have completed one year of service and worked at least 1,000 hours are eligible for the defined benefit plan. Participants are eligible for monthly benefit payments upon reaching age 65. The plan permits early retirement at age 50 with 15 years of service. Frank A. Kissel and Craig C. Spengeman were eligible for early retirement at December 31, 2007, with the same benefits as normal retirement. If a participant terminates employment before he is eligible for normal or early retirement, he will be entitled to 100% of the accrued benefit, provided he has completed five or more years of service. Employees with less than five years of service receive no benefit. Monthly retirement benefits are equal to the sum of the following: (a) a participant's accrued pension benefit as of January 1, 1989; (b) 2.2% of the participant's average salary, multiplied by his benefit years, on or after January 1, 1989, but not to exceed 25 benefit years; and (c) 0.75% (0.6875% effective January 1, 1994) of a participant's average excess compensation, multiplied by his benefit years on or after January 1, 1989, but not to exceed 25 benefit years. The plan also provides death and disability benefits to or on behalf of eligible participants.

Change-In-Control Arrangements

         Peapack-Gladstone and the Bank entered into Change-in-Control Agreements with Frank A. Kissel, Craig C. Spengeman, Robert M. Rogers, Arthur F. Birmingham, and Garrett P. Bromley as of December 20, 2007, each of which provides for benefits in the event of a termination without "cause" or for "good reason" following a merger or acquisition of Peapack-Gladstone. The Change-in-Control Agreements also include certain non-disclosure provisions, which survive the termination of the Executives' employment and the expiration of the Agreements. A more detailed description of the change in control agreements may be found in the Compensation Discussion and Analysis section of this proxy.

Employment Agreements

         Peapack-Gladstone and the Bank entered into employment agreements (the "Employment Agreements") with each of Frank A. Kissel, Craig C. Spengeman, Robert M. Rogers, Arthur F. Birmingham and Garrett P. Bromley as of January 1, 2008 for a period of two years to expire on December 31, 2009, specifically set forth in the Compensation Discussion and Analysis section of this proxy. Employment agreements with named executive officers are customary in the marketplace, and Peapack-Gladstone feels it would be at a competitive disadvantage if it did not enter into such agreements.

         The following table shows the potential payments under each named executive's change-in-control or employment agreement if he had terminated employment with the Bank at December 31, 2007, under each of the following retirement or termination circumstances (i) death; (ii) disability or dismissal for cause; (iii) retirement or resignation; (iv) dismissal without cause; and
(v) dismissal without cause or resignation for good reason following a change-in-control of Peapack-Gladstone on December 31, 2007. These payments are considered estimates as of specific dates as they contain some assumptions regarding stock, price, life expectancy, salary and non-incentive compensation amounts and income tax rates and laws.

                                                                                                                 Dismissal without
                                                                                                                Cause or Resignation
                                                           Disability or                     Dismissal without    For Good Reason
                                                           Dismissal for      Retirement or  Cause (no Change   (following a Change
                                              Death            Cause           Resignation   In Control)(1)(3)  In Control)(1)(2)(3)
                                         ------------------------------------------------------------------------------------------
Frank A. Kissel
Amounts payable in full on indicated
date of termination:
  Severance - Salary                     $            --   $            --   $            --   $       643,806   $        1,351,005
  Stock Option Acceleration (4)                       --                --                --                --                   --
  Welfare Benefits Continuation                       --                --                --                --               27,209
  Parachute Penalty - Tax Gross-up (5)                --                --                --                --              442,307
                                         ------------------------------------------------------------------------------------------
                 Subtotal                             --                --                --           643,806            1,820,521
Present value of annuities commencing on
indicated date of termination:
  Pension Plan                                   700,234           700,234           700,234           700,234              700,234
                                         ------------------------------------------------------------------------------------------
                   Total                 $       700,234   $       700,234   $       700,234   $     1,344,040   $        2,520,755
                                         ==========================================================================================

Arthur F. Birmingham
Amounts payable in full on indicated
date of termination:
  Severance - Salary                     $            --   $            --   $            --   $       351,166   $          690,207
  Stock Option Acceleration (4)                       --                --                --                --                   --
  Welfare Benefits Continuation                       --                --                --                --               16,834
  Parachute Penalty - Tax Gross-up (5)                --                --                --                --              222,890
                                         ------------------------------------------------------------------------------------------
                 Subtotal                             --                --                --           351,166              929,931
Present value of annuities commencing on
indicated date of termination:
  Pension Plan                                   418,692           418,692           418,692           418,692              418,692
                                         ------------------------------------------------------------------------------------------
                   Total                 $       418,692   $       418,692   $       418,692   $       769,858   $        1,348,623
                                         ==========================================================================================


                                                                                                                 Dismissal without
                                                                                                                Cause or Resignation
                                                           Disability or                     Dismissal without    For Good Reason
                                                           Dismissal for      Retirement or  Cause (no Change   (following a Change
                                              Death            Cause           Resignation   In Control)(1)(3)  In Control)(1)(2)(3)
                                         ------------------------------------------------------------------------------------------
Craig C. Spengeman
Amounts payable in full on indicated
date of termination:
  Severance - Salary                     $            --   $            --   $            --   $       468,224   $          951,852
  Stock Option Acceleration (4)                       --                --                --                --                   --
  Welfare Benefits Continuation                       --                --                --                --               36,842
  Parachute Penalty - Tax Gross-up (5)                --                --                --                --              311,191
                                         ------------------------------------------------------------------------------------------
                 Subtotal                             --                --                --           468,224            1,299,885
Present value of annuities commencing on
indicated date of termination:
  Pension Plan                                   486,897           486,897           486,897           486,897              486,897
                                         ------------------------------------------------------------------------------------------
                   Total                 $       486,897   $       486,897   $       486,897   $       955,121   $        1,786,782
                                         ==========================================================================================

Robert M. Rogers
Amounts payable in full on indicated
date of termination:
  Severance - Salary                     $            --   $            --   $            --   $       409,694              805,116
  Stock Option Acceleration (4)                       --                --                --                --                   --
  Welfare Benefits Continuation                       --                --                --                --               36,842
  Parachute Penalty - Tax Gross-up (5)                --                --                --                --              259,999
                                         ==========================================================================================
                 Subtotal                             --                --                --           409,694            1,101,957
Present value of annuities commencing on
indicated date of termination:
  Pension Plan                                   369,574           369,574           369,574           369,574              369,574
                                         ---------------   ---------------   ---------------   ---------------   ------------------
                   Total                 $       369,574   $       369,574   $       369,574   $       779,268   $        1,471,531
                                         ==========================================================================================

Garrett P. Bromley
Amounts payable in full on indicated
 date of termination:
  Severance - Salary                     $            --   $            --   $            --   $       322,000   $          603,639
  Stock Option Acceleration (4)                       --                --                --                --                   --
  Welfare Benefits Continuation                       --                --                --                --               27,209
  Parachute Penalty - Tax Gross-up (5)                --                --                --                --              198,138
                                         ------------------------------------------------------------------------------------------
                 Subtotal                             --                --                --           322,000              828,986
Present value of annuities commencing on
indicated date of termination:
  Pension Plan                                   498,789           498,789           498,789           498,789              498,789
                                         ------------------------------------------------------------------------------------------
                   Total                 $       498,789   $       498,789   $       498,789   $       820,789   $        1,327,775
                                         ==========================================================================================

      (1) The term "cause" means (i) willful and continued failure by a named executive officer to perform the officer's duties, (ii) willful misconduct by the named executive officer which causes material injury to the Corporation or its successor or (iii) the conviction of a crime, other than a traffic violation, drunkenness, drug abuse, or excessive absenteeism other than for illness.

      (2) The term "good reason" means a change in job description, location, compensation or benefits.

      (3) The term "change in control" means (i) the acquisition of the Corporation's securities representing 25% or more of the voting power of all its securities, (ii) the first purchase of the Corporation's common stock pursuant to a tender or exchange offer,
            (iii) the shareholder approval of (a) a merger or consolidation of the Corporation into another corporation wherein the other corporation exercises control over the Corporation, (b) a sale or disposition of all or substantially all of the Corporation's assets or (c) a plan of liquidation or dissolution of the Corporation, (iv) a change in board membership such that over a two year period the directors constituting the Board at the beginning of such period do not constitute two thirds of the Board of the Corporation or a successor corporation at the end of such period, or (v) a sale of
            (a) the common stock of the Corporation following which a person or entity other than the Corporation or its affiliates owns a majority thereof or (b) all or substantially all of the Corporation's assets.

      (4) Under Peapack-Gladstone's various stock option plans, unvested stock options would immediately vest in the event of a change in control; however, at December 31, 2007, the market value of
            Peapack-Gladstone's stock is less than the grant price of all unvested options Named executive officers would have three years from the date of termination following a change in control to exercise the vested options.

      (5) The excise tax gross-up was calculated using marginal tax rate of 57.15% (37.15% income and employment taxes, plus the 20% excise tax).

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires that Peapack-Gladstone's executive officers, directors and persons who own more than ten percent of a registered class of Peapack-Gladstone's common stock, file reports of ownership and changes in ownership with the SEC. Based upon copies of reports furnished by insiders, all Section 16(a) reporting requirements applicable to insiders during 2007 were satisfied on a timely basis except for 13 Forms 4, which were filed late on behalf of Arthur F. Birmingham, Garrett P. Bromley, Anthony J. Consi, Pamela Hill, Frank A. Kissel, John D. Kissel, James R. Lamb, Edward A. Merton,
F. Duffield Meyercord, John R. Mulcahy, Robert M. Rogers, Craig C. Spengeman and Philip W. Smith III.

    TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

         The Bank may purchase an undetermined amount of mortgage loans from Weichert Mortgage Company ("Weichert Mortgage") during 2008. Weichert Mortgage is wholly owned by James M. Weichert, who beneficially owns 9.66 percent of Peapack-Gladstone's outstanding common stock. Any purchases by the Bank from Weichert Mortgage will be on terms that are substantially the same, or at least as favorable to, the Bank as those offered by Weichert Mortgage to other unaffiliated entities. During 2007, the Bank did not purchase any mortgages from Weichert Mortgage. There are no guarantees that any purchases will be made in the future.

         In addition to the matters discussed above and discussed under the caption "Compensation Committee Interlocks and Insider Participation," directors and officers and their associates were customers of and had transactions with the Bank during the year ended December 31, 2007, and it is expected that such persons will continue to have such transactions in the future. All deposit accounts, loans, and commitments comprising such transactions were made in the ordinary course of business of the Bank on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and, in the opinion of management of Peapack-Gladstone, did not involve more than normal risks of collectibility or present other unfavorable features.

                          REPORT OF THE AUDIT COMMITTEE

To the Board of Directors of Peapack-Gladstone Financial Corporation:

         We have reviewed and discussed with management Peapack-Gladstone's audited consolidated financial statements as of and for the year ended December 31, 2007.

         We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

         We have received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Independence Standard No. 1, Independence Discussions with Audit Committee, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

         Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the consolidated financial statements referred to above be included in Peapack-Gladstone's Annual Report on Form 10-K for the year ended December 31, 2007.

THE AUDIT COMMITTEE

ANTHONY J. CONSI, II, CHAIRMAN
JOHN R. MULCAHY
PHILIP W. SMITH, III
PAMELA HILL

March 4, 2008

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         The Audit Committee of the Board of Directors appointed Crowe Chizek and Company LLC as independent registered public accounting firm to examine Peapack-Gladstone's consolidated financial statements for the fiscal years ending December 31, 2007 and 2008 and to render other professional services as required.

         On November 10, 2006, the Audit Committee of the Board of Directors of Peapack-Gladstone dismissed KPMG LLP ("KPMG") as the principal accountants for Peapack-Gladstone upon completion of the audit of Peapack-Gladstone's consolidated financial statements as of and for the year ended December 31, 2006, and the issuance of their reports thereon. Concurrently, the Audit Committee appointed Crowe Chizek and Company LLC ("Crowe") as the principal accountants for Peapack-Gladstone for the year ending December 31, 2007. The dismissal of KPMG as the principal accountants for Peapack-Gladstone became effective on March 16, 2007.

         During the Corporation's two most recent fiscal years and the subsequent period through March 16, 2007, neither the Corporation nor anyone acting on the Corporation's behalf consulted with Crowe regarding: (1) the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on Peapack-Gladstone's financial statements, or (2) any of the matters or events set forth in Item 304(a)(2)(ii) of Regulation S-K.

         In connection with the audits of the Corporation's consolidated financial statements for the fiscal years ended December 31, 2005 and 2006, and the subsequent interim period through March 16, 2007, there were (1) no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to KPMG's satisfaction would have caused KPMG to make reference in connection with their opinion to the subject matter of the disagreements in its audit reports on the consolidated financial statements of Peapack-Gladstone or (2) no reportable events. Further, the audit reports of KPMG on the consolidated financial statements of Peapack-Gladstone and subsidiary as of and for the years ended December 31, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG's report on the consolidated financial statements of Peapack-Gladstone and subsidiary as of and for the years ended December 31, 2006 and 2005, contained a separate paragraph stating that "as discussed in Note 14 to the consolidated financial statements, effective January 1, 2006, Peapack-Gladstone adopted SEC Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements." The audit reports of KPMG on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

         Aggregate fees for the fiscal years ending December 31, 2007 and December 31, 2006, billed by the Corporation's independent registered public accounting firms, Crowe Chizek and Company LLC ("Crowe") and KPMG LLP ("KPMG"), respectively, were as follows:

                                               Crowe          KPMG
                 Type of Service                2007          2006
          ------------------------------     ----------   -----------
          Audit Fees (1)                     $  162,500   $   222,750
          Audit-Related Fees (2)                 24,000        25,000
          Tax Fees (3)                               --            --
          All Other Fees (4)                         --         4,500
                                             ----------   -----------
                      Total                  $  186,500   $   252,250
                                             ==========   ===========

      (1) Comprised of the audit of Peapack-Gladstone's annual financial statements and reviews of Peapack-Gladstone's quarterly financial statements, as well as statutory audits of Peapack-Gladstone's subsidiaries, attest services, and consents to SEC filings. Also includes the audit of Peapack-Gladstone's internal control over financial reporting for 2006.

      2)    Comprised of fees for audit of retirement and 401(k) plans.

      3) Comprised of services for tax compliance, tax return preparation, tax advice, and tax planning.

      4)    Comprised of fees for consents and filings.

                     AUDIT COMMITTEE PRE-APPROVAL PROCEDURES

         The Audit Committee has adopted a formal policy concerning the pre-approval of audit and non-audit services to be provided by the independent registered public accounting firm to Peapack-Gladstone. The policy requires that all services to be performed by Crowe Chizek and Company LLC, Peapack-Gladstone's independent registered public accounting firm, including audit services, audit-related services and permitted non-audit services, be pre-approved by the Audit Committee. Specific services being provided by the independent registered public accounting firm are regularly reviewed in accordance with the pre-approval policy. At subsequent Audit Committee meetings, the Committee receives updates on the services actually provided by the independent registered public accounting firm, and management may present additional services for approval. All services rendered by Crowe Chizek and Company LLC are permissible under applicable laws and regulations. Each new engagement of Crowe Chizek and Company LLC was approved in advance by the Audit Committee.

                              SHAREHOLDER PROPOSALS

         New Jersey corporate law requires that the notice of shareholders' meeting (for either a regular or special meeting) specify the purpose or purposes of such meeting. Thus, any substantive proposals, including shareholder proposals, must be referred to in Peapack-Gladstone's notice of shareholders' meeting for such proposal to be properly considered at a meeting of Peapack-Gladstone.

         Proposals of shareholders which are eligible under the rules of the SEC to be included in Peapack-Gladstone's year 2009 proxy materials must be received by the Secretary of Peapack-Gladstone no later than November 21, 2008.

         If Peapack-Gladstone changes its 2009 Annual Meeting date to a date more than 30 days from the date of its 2008 Annual Meeting, then the deadline referred to in the preceding paragraph will be changed to a reasonable time before Peapack-Gladstone begins to print and mail its proxy materials. If Peapack-Gladstone changes the date of its 2009 Annual Meeting in a manner that alters the deadline, Peapack-Gladstone will so state under Item 5 of the first quarterly report on Form 10-Q it files with the SEC after the date change or notify its shareholders by another reasonable means.

            OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

         The Board of Directors knows of no business that will be presented for consideration at the meeting other than that stated in this proxy statement. Should any other matter properly come before the meeting or any adjournment thereof, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

         WHETHER YOU INTEND TO BE PRESENT AT THE MEETING OR NOT, YOU ARE URGED TO RETURN YOUR SIGNED PROXY PROMPTLY.

                       By Order of the Board of Directors

                                FRANK A. KISSEL,
                                    CHAIRMAN

Gladstone, New Jersey
March 21, 2008


PEAPACK-GLADSTONE'S ANNUAL REPORT FOR THE YEAR-ENDED DECEMBER 31, 2007 IS BEING MAILED TO THE SHAREHOLDERS WITH THIS PROXY STATEMENT. HOWEVER, SUCH ANNUAL
REPORT IS NOT INCORPORATED INTO THIS PROXY STATEMENT AND IS NOT DEEMED TO BE A PART OF THE PROXY SOLICITING MATERIAL.

[X]PLEASE MARK VOTES
   AS IN THIS EXAMPLE
                                 REVOCABLE PROXY
                     PEAPACK-GLADSTONE FINANCIAL CORPORATION

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

     The undersigned hereby appoints John D. Kissel, James R. Lamb and Philip W. Smith, III, or any one of them, as Proxy, each with full power to appoint his substitute and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of Peapack-Gladstone Financial Corporation (the "Corporation"), standing in the undersigned's name at the Annual Meeting of Shareholders of the Corporation to be held on April 22, 2008 at 2:00 p.m. or any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to the meeting.

                                                                With-    For
                                                                hold     All
1.  ELECTION OF ELEVEN (11) DIRECTORS                   For   Authority Except
                                                        [_]      [_]     [_]

Anthony J. Consi, II  Pamela Hill            Frank A. Kissel        John D. Kissel
James R. Lamb         Edward A. Merton F.    F. Duffield Meyercord  John R. Mulcahy
Robert M. Rogers      Philip W. Smith, III   Craig C. Spengeman

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except"and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

This Proxy, when properly signed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION is made, this Proxy will be voted "FOR" the election of all eleven nominees for Director.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.                      [_]

     Please sign exactly as names appear above. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full corporate names by President or other authorized officer. If a partnership or limited liability company, please sign in the entity name by an authorized person.

                                                        ------------------------
         Please be sure to sign and date                | Date                 |
           this Proxy in the box below.                 |                      |
--------------------------------------------------------------------------------
|                                                                              |
|                                                                              |
-----------Shareholder sign above----------Co-holder (if any) sign above-------

--------------------------------------------------------------------------------
   ^Detach above card, sign, date and mail in postage paid envelope provided.^

                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                               PLEASE ACT PROMPTLY
                     SIGN, DATE &MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.


----------------------------------------

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